Exhibit 10.76
WARRANTHOLDER RIGHTS AGREEMENT
          WARRANTHOLDER RIGHTS AGREEMENT, dated as of October 26, 2007 (this “Agreement”), by and among SYNTAX-BRILLIAN CORPORATION, a company incorporated under the laws of the State of Delaware (the “Company”), SILVER POINT CAPITAL, L.P., a Delaware limited partnership, SPCP GROUP, L.L.C., a Delaware limited liability company and SPCP GROUP III LLC, Delaware limited liability company (each, a “Warrantholder”, such definition to include any and all of its permitted assignees and transferees and collectively, the “Warrantholders”) and the holders of shares of Common Stock of the Company listed on Annex A and the signature page hereto (each, a “Stockholder”, and collectively the “Stockholders”).
          WHEREAS, the Company is issuing and delivering to the Warrantholder or its nominees or assigns a warrant (as amended or otherwise modified from time to time, the “Warrant”, and together with any warrants issued in substitution therefor or replacement thereof in accordance with the terms thereof, the “Warrants”) to purchase shares of common stock, par value US$.001 per share, of the Company (the “Common Stock”; the shares of Common Stock issued or issuable upon exercise of the Warrants are hereinafter referred to as the “Warrant Shares”) equal to the Warrant Quantity (as defined in the Warrant) as of the date or dates such Warrant is exercised, subject to the terms, conditions and adjustments set forth in the Warrant;
          WHEREAS, as of the date hereof, the Stockholders own 10.55% of the issued and outstanding shares of Common Stock of the Company; and
          WHEREAS, in order to induce the Warrantholder to enter into this Agreement, the Company and the Stockholders do hereby agree to enter into this Agreement pursuant to which the Company and the Stockholders shall provide certain rights and restrictions on the transfer of shares of Common Stock of the Company.
          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I
ISSUANCE AND FORM OF WARRANTS.
          SECTION 1.01 Issuance of Warrant. The Company, for good and valuable consideration, hereby agrees to issue to the Warrantholder on the date hereof or such other date as mutually agreed among the parties hereto a Warrant entitling such Warrantholder to purchase from the Company the shares of Common Stock of the Company in accordance with the terms of the Warrant.
          SECTION 1.02 Form of Warrant. The certificates evidencing the Warrant to be delivered pursuant to this Warrant Agreement, the form of which is attached hereto as Exhibit A, shall be in registered form only and shall comply with the Delaware General Corporation Law or any similar foreign, federal, state or local statute as may at any time be in effect. The Warrants shall be subject to the terms and conditions set forth therein and in this Warrant Agreement.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
          The Company hereby represents and warrants to the Warrantholder as to itself, as follows:
          SECTION 2.01 Organization and Qualification. The Company is duly organized and validly existing in good standing under the laws of the State of Delaware, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company.
          SECTION 2.02 Authority Relative to This Agreement. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.
          SECTION 2.03 No Conflict.
               (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company does not and shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of The NASDAQ Global Market (the “Principal Market”)) applicable to the Company or by which any property or asset of the Company is bound or affected.
               (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company does not and shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity.
          SECTION 2.04 Capitalization.

               (a) As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 120,000,000 shares of Common Stock, of which as of the date hereof, (W) 93,240,982 shares are issued and outstanding, (X) 4,210,372 shares are reserved for issuance pursuant to awards that have been granted under the Company’s stock option and stock purchase plans, (Y) 4,078,374 shares are reserved for issuance pursuant to the Company’s stock option and stock purchase plans for awards that have not been granted, and (Z) 2,836,644shares are reserved for issuance pursuant to securities (other than the aforementioned awards in (X) and (Y) and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 10,000,000 shares of preferred stock, par value $.001 per share, of which none are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable.
               (b) Except as set forth in Annex B hereto, (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company other than those set forth in Section 2.04(a); (iii) except as disclosed in the Company’s SEC filings, there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is or may become bound; (iv) except as disclosed in the Company’s SEC filings, there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Warrants; and (vi) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.
          SECTION 2.05 Sarbanes-Oxley Act. The Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the United States Securities and Exchange Commission (the “SEC”) thereunder that are effective as of the date hereof.
          SECTION 2.06 Internal Accounting and Disclosure Controls. Except as set forth in Items 1, 1A, 7, 8, 9A, and the Financial Statements and the Financial Statements Schedule in the Company’s 10-K filed with the SEC for the fiscal year ended June 30, 2007 that are readily identifiable, the Company and each of its Subsidiaries (which for purposes of this Agreement means any a “significant subsidiary” of the Company as such term is defined under Regulation S-X) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth in Items 1, 1A, 7, 8, 9A, and the Financial Statements and the Financial Statements Schedule in the Company’s 10-K filed with the SEC for the fiscal year ended June 30, 2007 that are readily identifiable, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Securities Exchange Act of 1934 (the “Exchange Act”) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.
          SECTION 2.07 SEC Documents; Financial Statements. During the 12 months prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          SECTION 2.08 Acknowledgement Regarding Warrantholder’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Warrantholder with applicable law, it is understood and acknowledged by the Company (i) that the Warrantholder has not been asked by the Company or its Subsidiaries to agree, and the Warrantholder has not agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Warrant for any specified term; (ii) that past or future open market or other transactions by the Warrantholder, including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that the Warrantholder, and counter parties in “derivative” transactions to which the Warrantholder is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that the Warrantholder shall not be deemed to have any affiliation with or control over any arm’s length counter party in any “derivative” transaction. The Company further understands and acknowledges that (a) the Warrantholder may engage in hedging and/or trading activities at various times during the period that the Warrants are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Warrants are being determined and (b) such hedging and/or trading activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging and/or trading activities are being conducted. Notwithstanding the foregoing, the Warrantholder shall not be permitted to engage in short sales or transfer its Warrants or Warrant Shares (other than to its Affiliates) from the date hereof until the date that is ninety (90) days following the date hereof.
          SECTION 2.09 Dilutive Effect. The Company understands and acknowledges that the number of Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.
          SECTION 2.10 Issuance of Warrant and Warrant Shares. The Warrants are duly authorized, validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof, and shall not be subject to preemptive rights or other similar rights of any holders of Common Stock or other interests of the Company. The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrants, and upon such exercise in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, free from all taxes, liens and charges except those created by the Warrantholders, and will not be subject to preemptive rights or other similar rights of any holders of Common Stock or other interests of the Company. Assuming the accuracy of the representations and warranties set forth in Article IV, the offer and issuance by the Company of the Warrant is exempt from the registration requirements of Section 5 of the Securities Act.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER
          Each Stockholder hereby represents and warrants to the Warrantholder as to itself, as follows:
          SECTION 3.01 Organization. Each Stockholder, if not a natural person, is duly organized and validly existing in good standing under the laws of the jurisdiction of organization.
          SECTION 3.02 Authority Relative to This Agreement. Each Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its or his respective obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Stockholder and constitutes a legal, valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

          SECTION 3.03 No Conflict.
               (a) The execution and delivery of this Agreement by each Stockholder does not, and the performance of this Agreement by each Stockholder does not and shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to such Stockholder, or by which the shares of Common Stock owned by the Stockholders are bound or affected, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which any Stockholder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Stockholder.
               (b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder does not and shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE WARRANTHOLDER
          Each Warrantholder hereby represents and warrants to the Company and each Stockholder as to itself, as follows:
          SECTION 4.01 Organization. Such Warrantholder is duly organized and validly existing in good standing under the laws of its jurisdiction of organization.
          SECTION 4.02 Authority Relative to This Agreement. Each Warrantholder has all necessary power and authority to execute and deliver this Agreement, to perform its or his respective obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Warrantholder and constitutes a legal, valid and binding obligation of such Warrantholder, enforceable against such Warrantholder in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.
          SECTION 4.03 No Conflict.
               (a) The execution and delivery of this Agreement by such Warrantholder does not, and the performance of this Agreement by such Warrantholder does not and shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to such Warrantholder, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Warrantholder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Warrantholder.

               (b) The execution and delivery of this Agreement by such Warrantholder does not, and the performance of this Agreement by such Warrantholder does not and shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity.
          SECTION 4.04 Accredited Investor. Such Warrantholder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Such Warrantholder is a sophisticated investor with such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the Warrant and the Warrant Shares and is capable of bearing the economic risks of such Warrant and Warrant Shares. Such Warrantholder has relied solely upon the advice of such Warrantholder’s legal counsel and accountants or other financial advisers with respect to the legal, financial, business, tax and other considerations relating to the purchase of the Warrant and the Warrant Shares and has been offered, during the course of discussions concerning the issuance of the Warrant, the opportunity to ask such questions and inspect such documents concerning the Company and its business and affairs as the Warrantholder has requested so as to understand more fully the nature of the investment and to verify the accuracy of the information supplied.
          SECTION 4.05 No Sale or Distribution. Such Warrantholder is acquiring the Warrants for its own account and not with a view towards, or for resale in connection with, the sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that by making the representations herein, such Warantholder does not agree to hold any of the Warrants or the Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Warrants or the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and pursuant to the applicable terms of the Transaction Documents (as defined in the Warrants).
ARTICLE V
TRANSFER RIGHTS AND RESTRICTIONS; OTHER OBLIGATIONS
          SECTION 5.01 General Restrictions. If any Stockholder wishes to sell, assign, transfer or otherwise dispose of any shares of Common Stock (such selling party being referred to herein as the “Seller” and the shares of Common Stock proposed to be sold hereunder being referred to herein as the “Transferring Shares”), either directly or indirectly, to any Person (as defined in the Warrant), other than the Company, the Warrantholder or any of their respective Affiliates (as defined in Rule 405 under the Securities Act) (such transferee Person being hereinafter referred to as a “Third Party”), the Seller must first comply with all of the provisions of Section 5.02.
          SECTION 5.02 Tag-Along Right.
               (a) Tag Along. If at any time any or all Stockholders shall desire to sell, assign, transfer or otherwise dispose of shares of Common Stock, in a single transaction or series of related transactions, that represent an amount equal to or greater than 10% of the shares of Common Stock then owned by the Stockholders, the Warrantholder shall have the right, upon exercise of all or an appropriate portion of its Warrants, to require the Third Party to purchase from the Warrantholder that number of Transferring Shares (and, if necessary, the Sellers shall reduce the number of its Transferring Shares to be sold by a corresponding amount), which is equal to the product of (i) the total number of Transferring Shares to be purchased or repurchased by the Third Party and (ii) a fraction, the numerator of which is (A) the total number of Transferring Shares owned by the Warrantholder (including any Warrant Shares issued or issuable under the Warrants) and the denominator of which is (B) the sum of (x) the number of Transferring Shares owned by the Warrantholder (including any Warrant Shares issued or issuable under the Warrants) plus (y) the number of Transferring Shares owned by the Sellers immediately before the transaction.
               (b) Terms of Sale. All Transferring Shares purchased from the Warrantholder pursuant to Section 5.02(a) shall be purchased at the same price and on the same terms and conditions as the proposed transfer by the Seller (except that (i) the only representation and warranty that the Warrantholder shall be required to make in connection with any transfer is a warranty with respect to its own ownership of the Transferring Shares to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims, and (ii) the Warrantholder shall not be required to agree to any indemnity or contribution provisions in excess of the Warrantholder’s proceeds from such transfer). If, however, the Third Party purchasing such Transferring Shares refuses to purchase same subject to the indemnity or contribution limitations set forth in clause (ii) of this Section 5.02(b), the Warrantholder shall be entitled (in its sole and absolute discretion) to (x) waive such limitations and thereby consummate the sale of such shares of Common Stock to such third party or (y) withdraw its right of inclusion hereunder.
               (c) Notice Requirements. If any Seller proposes to transfer any Transferring Shares pursuant to Section 5.02(a), it shall notify, or cause to be notified, the Warrantholder in writing of each such proposed transfer not less than fifteen (15) Business Days nor more than thirty (30) Business Days prior to the time of such proposed transfer (the “Transferor Tag-Along Notice”). The Transferor Tag-Along Notice shall set forth: (i) the name and address of the Third Party, (ii) the number of Transferring Shares proposed to be transferred, (iii) the proposed amount and form of consideration and terms and conditions of payment offered by the Third Party (the “Third Party Terms”) and (iv) that the Third Party has been informed of the tag-along right provided for in this Section 5.02 and has agreed to purchase Transferring Shares in accordance with the terms hereof. “Business Day” shall mean any day other than a Saturday or a Sunday or any day on which national banks are authorized or required by law to close. Any reference to “days” (unless Business Days are specified) shall mean calendar days.
               (d) Exercise of Tag-Along Right. The tag-along right provided for in this Section 5.02 may be exercised by the Warrantholder by delivery of a written notice to the Company, the Seller and the Third Party (the “Acceptance Notice”) within ten (10) Business Days following receipt of the Transferor Tag-Along Notice (the “Tag-Along Period”). The Acceptance Notice shall state the maximum number of Transferring Shares that the Warrantholder wishes to include in such transfer to the Third Party.

               (e) Effect of Exercise of Tag-Along Right. Upon the giving of the Acceptance Notice, the Warrantholder shall be obligated to sell to the Third Party the number of Transferring Shares set forth in the Acceptance Notice on the Third Party Terms (or, if the Warrantholder is not entitled to sell such number of Transferring Shares under the terms of this Section 5.02, the Warrantholder shall be obligated to sell the maximum number of Transferring Shares the Warrantholder is permitted to sell hereunder); provided, however, that neither the Seller nor the Warrantholder shall consummate the sale of any Transferring Shares owned by it unless the Third Party purchases all of the Transferring Shares that the Warrantholder is entitled to sell under the terms of this Section 5.02. If the Third Party does not purchase the Transferring Shares from the Warrantholder as required pursuant to this Section 5.02, then any transfer by the Seller of its Transferring Shares to such Third Party shall be null and void and of no effect whatsoever.
               (f) Right to Transfer to Third Party. After expiration of the Tag-Along Period, if the provisions of this Section 5.02 have been complied with in all respects and no Acceptance Notice has been given, the Seller shall have the right for ninety (90) days after such expiration to transfer such Transferring Shares to the Third Party on terms no more favorable to the Seller than the Third Party Terms without further notice, but after such ninety (90) days, no such transfer may be made without again giving notice to the Warrantholder of the proposed transfer and complying with all of the requirements of this Section 5.02.
          SECTION 5.03 Preemptive Rights.
               (a) If after the date hereof the Company issues any shares of Common Stock or other capital stock of the Company (collectively, the “Company Securities”), then the Warrantholder shall have the right (the “Preemptive Right”), subject to Section 5.03(a), to purchase that amount of such Company Securities sufficient to enable the Warrantholder to maintain its then-existing proportionate ownership interest in such shares of Company Securities (on a Fully-Diluted Basis (as such term is defined in the Warrant)) at the level of such interest immediately prior to such issuance; provided, however, that if such issuance is the first issuance of such class of Company Securities, then such Preemptive Right shall apply so as to permit the Warrantholder to purchase that percentage of Company Securities as is equal to such Person’s percentage ownership of Common Stock (on a Fully-Diluted Basis).
               (b) The Company shall give written notice of any such issuance to the each Warrantholder with a Preemptive Right pursuant to Section 5.03(a), setting forth in reasonable detail the proposed terms and conditions thereof (the “Issuance Notice”), which notice shall be, at the option of the Company, either at least twenty (20) days before or within twenty (20) days after the date of such issuance, and shall offer the Warrantholder with a Preemptive Right pursuant to Section 5.03(a) the opportunity to purchase such Company Securities at the same price and on substantially the same terms (but in no event less favorable in the aggregate) as the securities are proposed to be or were issued by the Company. Each Warrantholder with a Preemptive Right pursuant to Section 5.03(a) may exercise its Preemptive Right in whole or in part by delivery of a written notice to the Company within ten (10) days after delivery of the Issuance Notice (the “Exercise Period”), and delivery of immediately available funds in the requisite amount within five (5) days after the expiration of the Exercise Period (the “Payment Period”); and to the extent that any such Warrantholder shall fail to (i) exercise such right within the Exercise Period or (ii) pay the requisite amount within the Payment Period, such Warrantholder shall be deemed to have irrevocably declined to exercise such right.
               (c) Notwithstanding any provision of this Agreement to the contrary, Preemptive Rights shall not apply to any of the following circumstances: (i) issuances to the Company’s or any of its subsidiaries’ existing or prospective employees, independent contractors, strategic partners, consultants or directors pursuant to grants, issuances, arrangements or plans approved by the Board of Directors; (ii) issuances in connection with any merger, consolidation or acquisition of any business or assets used in the business of the Company and its subsidiaries; (iii) issuances in any underwritten public offering; (iv) issuances pursuant to a split or a dividend of the same securities to all holders of such class of capital stock; (v) securities distributed or set aside ratably to all holders of the Company’s securities on an equivalent basis; and (vi) issuances upon conversion, exercise or exchange of instruments convertible into or exercisable or exchangeable for Company Securities. In addition, no Warrantholder shall have a Preemptive Right if the Company determines that the offering or sale of Company Securities pursuant to such Preemptive Right would require registration under the Securities Act or under state securities laws.
ARTICLE VI
MISCELLANEOUS
          SECTION 6.01 Further Assurances. The Company, each Stockholder and the Warrantholder will execute and deliver all such further documents and instruments and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.
          SECTION 6.02 Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the third Business Day following the date hereof, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of Warrant and the form of the Registration Rights Agreement and such financial statements) as exhibits to such filing (including all attachments, the “8-K Filing”); provided that such press release and Current Report will be subject to reasonable approval from the Warrantholder. Subject to the foregoing, neither the Company, its Subsidiaries nor the Warrantholder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Warrantholder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Warrantholder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).
          SECTION 6.03 Variable Securities; Dilutive Issuances. So long as any Warrantholder beneficially owns any Warrants, the Company will not issue any other securities that would cause a breach or default under the Warrants. For so long as any Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price. For so long as any Warrants remain outstanding, the Company shall not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of any shares of preferred stock for which the consideration received for such preferred stock does not consist of all or substantially all cash, other than such issuance of preferred stock pursuant to any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its Certificate of Incorporation. For so long as any Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuances (as defined in the Warrant) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market.
          SECTION 6.04 Issuances of Securities to Strategic Suppliers.
               (a) For purposes of this Section 6.04, the following definitions shall apply.
               (1) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.
               (2) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
               (3) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.
          (b) From the date hereof until the Expiration Date (as defined below), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents to any of its strategic suppliers unless as a condition to such offer, sale or grant, such strategic supplier agrees to a joinder to be bound by this Agreement as a Stockholder.
          SECTION 6.05 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. The Warrantholder shall be entitled to its reasonable attorneys’ fees in any action brought to enforce this Agreement in which it is the prevailing party solely against the party over whom it has prevailed.
          SECTION 6.06 Entire Agreement. This Agreement, the Warrant and the Registration Rights Agreement (collectively, the “Other Agreements”) are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to such subject matter, other than those set forth or referred to herein or in the Other Agreements. This Agreement and the Other Agreements supersede all prior agreements and understandings between the parties to this Agreement, both written and oral, with respect to such subject matter.
          SECTION 6.07 Amendments and Waivers. This Agreement and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departure from the provisions hereof may not be given, except by written instrument duly executed by the Warrantholders holding Warrants representing at least a majority of shares of Warrant Shares then outstanding. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.
          SECTION 6.08 Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law; provided that this Section 6.08 shall not cause this Agreement to differ materially from the intent of the parties as herein expressed.
          SECTION 6.09 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
          SECTION 6.10 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns (including any permitted transferee of Warrants or Warrant Shares). Any holder of the Warrants or Warrant Shares may assign to any permitted (as determined under the Warrant) transferee of its Warrants or Warrant Shares, its rights and obligations under this Agreement; provided, however, if any permitted transferee shall take and hold Warrants or Warrant Shares, such transferee shall promptly notify the Company and by taking and holding such Warrants or Warrant Shares such permitted transferee shall automatically be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement as if it were a party hereto (and shall, for all purposes, be deemed a holder of Warrants or Warrant Shares under this Agreement). If the Company shall so request any heir, successor or permitted assign (including any permitted transferee) wishing to avail itself of the benefits of this Agreement shall agree in writing to acquire and hold the Warrants or Warrant Shares subject to all of the terms hereof. For purposes of this Agreement, “successor” for any entity other than a natural person shall mean a successor to such entity as a result of such entity’s merger, consolidation, sale of substantially all of its assets, or similar transaction. Except as provided above or otherwise permitted by this Agreement, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or any Stockholder without the consent of the other parties hereto other than assignment by the Company in the event of a Fundamental Transaction (as defined in the Warrant) in accordance with the terms of the Warrant.
          SECTION 6.11 Counterparts. This Agreement may be executed in counterparts, each of which, when so executed and delivered, shall be deemed to be an original and enforceable, but all of which, taken together, shall constitute one and the same instrument.
          SECTION 6.12 Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (i) words of any gender shall be deemed to include each other gender; (ii) words using the singular or plural number shall also include the plural or singular number, respectively; (iii) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (iv) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (v) “or” is not exclusive; and (vi) provisions apply to successive events and transactions.

          SECTION 6.13 Termination. This Agreement shall terminate on October 26, 2017 (the “Expiration Date”). Notwithstanding the foregoing, this Agreement shall terminate prior to the Expiration Date if (i) all Warrants have been fully exercised or cancelled pursuant to the terms herein and in the Warrants or (ii) as to such Warrantholder if such Warrantholder, together with its Affiliates, holds Warrants representing less than 10,000 Warrant Shares.
          SECTION 6.14 Notices. All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, facsimile, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to the Company or
any Stockholder: :
Syntax-Brillian Corporation
1600 N. Desert Drive
Tempe, Arizona 85281
Attention: General Counsel, Chief Financial Officer and Treasurer
Telecopier: 602-389-8869
with a copy to:
Greenberg Traurig, LLP
2375 E. Camelback Road, Suite 700
Phoenix, AZ 85016
Attention: Robert S. Kant, Esq.
Telecopier: 602-445-8100
Attention: Robert S. Kant, Esq.
If to Warrantholder:
c/o Silver Point Finance, LLC
Two Greenwich Plaza
Greenwich, Connecticut 06830
Telecopier: (203) 542-4550
Attention: Tim Skoufis, Account Manager
with copies to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telecopier: (212) 593-5955
Attention: Frederic L. Ragucci, Esq.
All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when transmitted with a receipt of successful transmission, if by facsimile; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

SYNTAX-BRILLIAN CORPORATION
By:	/s/ John S. Hodgson
	Name:	John S. Hodgson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

SILVER POINT CAPITAL, L.P.
By:	/s/ Edward A. Mulé
	Name:	Edward A. Mulé
	Title:	Authorized Signatory

SPCP GROUP, L.L.C.
By:	/s/ Edward A. Mulé
Name: Edward A. Mulé
Title: Authorized Signatory

SPCP GROUP III LLC
By:	/s/ Eduard A. Mulé
	Name:	Eduard A. Mulé
	Title:	Authorized Signatory

STOCKHOLDERS

James Ching Hua Li

STOCKHOLDERS

Michael Chan

STOCKHOLDERS

Man Kit (Thomas) Chow

STOCKHOLDERS Taiwan Kolin Co. Ltd. and on behalf if its affiliates
By:
Name:
Title:

ANNEX A
LIST OF STOCKHOLDERS

		Percentage of Total
		Outstanding Shares of
Name	Amount	Common Stock Owned
James Ching Hua Li	1,161,541	1.16
Michael Chan	1,494,180	1.49
Man Kit (Thomas) Chow	2,048,704	2.00
Taiwan Kolin Co. Ltd. and affiliates	5,879,138	5.86

ANNEX B
EQUITY SECURITIES, WARRANTS, ETC.
None

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